                         MONITOR CAPITAL ADVISORS, INC.

                                 CODE OF ETHICS



I.               INTRODUCTION AND APPLICATION

                 Monitor Capital Advisors LLC (the "Company") recognizes the importance of high ethical standards in the conduct of its business and requires that this Code of Ethics (the "Code") be observed by each Access Person (defined below in Section III(A)) except as set forth immediately below. This Code is intended to apply to the Company's officers and directors and other Access Persons who are employees of any affiliate of the Company. All recipients of the Code are directed to read it carefully, retain it for future reference and abide by the rules and policies set forth herein. Any questions concerning the applicability or interpretation of such rules and policies, and compliance therewith, should be directed to the Compliance Officer of the Company.

                 Each Access Person is under a duty to exercise his or her authority and responsibility for the benefit of the Company and their shareholders, to place the interests of the shareholders first and to refrain from having outside interests conflicting with the interests of the Company and their shareholders. Each such person must avoid any circumstances which might adversely affect or appear to affect his or her duty of complete loyalty to the Company and their shareholders in the discharge of his or her responsibilities, including the protection of confidential information and corporate integrity. Each Access Person must abstain from participation (or any other involvement) in "insider trading" in contravention of any applicable law or regulation. The reputation of the Company and their affiliates for trustworthy financial services is a valuable asset which all Access Persons are expected to preserve and protect.

                 All personal securities transactions must be conducted consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility. All persons must abide by the fundamental standard that the Company's personnel should not take inappropriate advantage of their positions.

                 While compliance with the provisions of the Code is anticipated, Access Persons should be aware that in response to any violations, the Company will take whatever action is deemed appropriate under the circumstances including, but not necessarily limited to, dismissal of such Access Person. Technical compliance with the Code's procedures will not automatically insulate from scrutiny trades which show a pattern of abuse of an individual's fiduciary duties to the Company.

II.              PURPOSE

                 This code has been adopted by the Board of Directors of the Company.

                 (A) It is unlawful for any Access Person in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Company:

                          (1) To employ any device, scheme or artifice to defraud the Company;

                          (2) To make to the Company any untrue statement of a material fact or to omit to state to the Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                          (3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any of the Company; or

                          (4) To engage in any manipulative practice with respect to the
                                           Company.

III.             DEFINITIONS

                 (A)      "Access Person" means:

                          (1)              any Director or officer of the
                                           Company;

                          (2) any employee of an affiliate of the Company, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Company, or whose functions relate to the making of any recommendations with respect to any purchase or sale of a security by the Company; and

                          (3) any other natural person, if any, who has the power to exercise a controlling influence over the management or policies of the
                                           Company, unless such power is solely
                                           the result of his or her position
                                           with the Company, and who obtains
                                           information concerning
                                           recommendations made to the Company
                                           with regard to the purchase or sale
                                           of a security.

                 (B) "Beneficial Ownership" means ownership of securities or securities accounts by or for the benefit of a person, or such person's "family member," including any account in which the employee, or family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney. The term "family member" means any person's spouse, child or other relative, whether related by blood, marriage or otherwise, who either resides with, or is financially dependent upon, or whose investments are controlled by that person. The term also includes any unrelated individual whose investments are controlled and whose financial support is materially contributed to by the person, such as a "significant other."

                 (C) "Compliance Officer" shall mean the person appointed by the Company's Board of Directors to administer the Code.

                 (D) "Investment Personnel" means any person who in connection with his or her regular functions or duties makes, participates in or recommends the purchase or sale of a security for the Company.

                 (E) "Portfolio Manager" means a person entrusted with the direct responsibility and authority to make investment decisions affecting the Company.

IV.              COMPLIANCE PROCEDURES

                 (A)      Conflicts of Interest

                          (1) Each Access Person has the duty to disclose to the Company any interest whatsoever that he or she may have in any firm, corporation, or business unit with which he or she is called upon to deal as a part of his or her assigned duties with the Company or any other activity that the Access Person reasonably believes presents a potential conflict of interest. This disclosure should be timely so that the Company may take such action concerning the conflict as deemed appropriate by the Compliance Officer.

                          (2) Investment Personnel may not accept gifts, other than de minimis gifts, from persons doing business with or on behalf of the Company.

                          (3) Investment Personnel may not serve on the board of directors of a publicly traded company or any business organized for profit other than New York Life Insurance Company or an affiliated company unless prior authorization is obtained from the Compliance Officer. Such authorization will be based on a determination that the business of such corporation does not conflict with the interest of the Company and that service would be consistent with the best interests of the Company and their shareholders and is not prohibited by law. If such service is authorized, procedures must be in place to isolate investment personnel serving as directors of outside entities from those making investment decisions on behalf of the Company.

                 (B)      Preclearance of Personal Securities Transactions

                          (1) An Access Person must obtain prior approval from the Compliance Officer before purchasing or selling, directly or indirectly, any security in any account over which the Access Person exercises Beneficial Ownership.

                          (2) Access Persons are not required to preclear the following transactions:

                                  (a)      Purchases or sales of securities
                                           effected in any account which is
                                           managed on a discretionary basis by
                                           a person other than such Access
                                           Person and with respect to which
                                           such Access Person does not in fact
                                           influence or control such
                                           transactions;

                                  (b)      Purchases which are part of an
                                           automatic dividend or distribution
                                           reinvestment plan;

                                  (c) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; or

                                  (d)      Purchases or sales of shares of
                                           registered open-end investment
                                           companies (commonly referred to as
                                           "mutual Company").

                 (C)      Other Rules Relating to Personal Securities
                          Transactions

                          (1) Investment Personnel may not participate in any initial public offering of securities in any account over which they exercise Beneficial Ownership except with the express written prior approval of the Compliance Officer of the Company.

                          (2) Investment Personnel who have obtained prior approval arid made an investment in a private placement must disclose that investment to the Compliance Officer, and, as applicable, to other relevant Investment Personnel or any officer of the Company if they play a part in any subsequent consideration of an investment by the Company in that issuer and such Investment Personnel continues to hold such investment. Under such circumstances, the Company's decision to purchase securities of the private placement issuer should be subject to independent review by Investment Personnel with no investment in the issuer.

                          (3) No Access Person may execute a securities transaction in any account over which he or she exercises Beneficial Ownership on a day when the Company has a pending "buy" or "sell" order in that same security until such order is executed or withdrawn.

                          (4) No Portfolio Manager may execute a personal securities transaction within fewer than seven calendar days before and after any portfolio which he or she manages trades in that security.

                          (5) Investment Personnel may not profit from the purchase and sale or sale and purchase of the same (or equivalent) securities within 60 calendar days.

                          (6) Any profits realized from transactions prohibited by this Code, including, among other things, any profits realized from a personal securities transaction executed during the periods proscribed in (3), (4) or
                                  (5) immediately set forth above, must be disgorged to the Company.

V.               REPORTING AND MONITORING

                 (A) Each Access Person shall submit to the Compliance Officer a report on the form attached as Exhibit B or a similar form provided by the Compliance Officer covering the matters included in the form. The report must list transactions in any security in which such Access Person has, or by reason of such transaction acquires or disposes of, any Beneficial Ownership in the security.

                          Reports shall be delivered to the Compliance Officer not later than 10 days after the end of the calendar quarter in which a transaction to which the report relates was effected. The Compliance Officer shall maintain such reports and such other records as are required


                 (B) Each Access Person must direct his or her broker to provide to the Compliance Officer copies of confirmations of all personal securities transactions (including transactions in accounts in which the Access Person has beneficial ownership) on a timely basis and to provide copies of all periodic statements for all securities accounts over which the Access Person exercises Beneficial Ownership.

                 (C) The Compliance Officer shall monitor personal trading activity of all Access Persons pursuant to procedures established under this Code.

                 (D) All Investment Personnel shall be required to disclose all securities subject to their Beneficial Ownership upon hire or upon the assumption of duties which fall within the definition of Investment Personnel and on an annual basis thereafter on the form attached as Exhibit C or on a similar form provided by the Compliance Officer covering the matters included on the form.

                 (E) All reports furnished pursuant to this Section will be maintained on a confidential basis and will be reasonably secured to prevent access to such records by unauthorized personnel.

                 (F) Each Access Person shall complete an annual certification in the form attached as Exhibit D (or as revised from time to time) that he or she has received, read and understood the Code and that he or she is subject to and has complied with each of the Code's provisions applicable to such person.

                 (G) The Compliance Officer shall prepare an annual report for the Board of Directors which, at a minimum summarizes the existing procedures concerning personal investing and any changes in the procedures made during the year; identifies any violations requiring significant remedial action during the past year; and identifies any recommended changes in existing restrictions or procedures.

VI.              EXCEPTIONS

                 The Compliance Officer, in consultation with internal legal counsel for the Company may grant written exceptions to provisions of the Code in circumstances which present special hardship. The exceptions may be granted to individuals or classes of individuals with respect to particular transactions, classes of transactions or all transactions. Exceptions shall be structured to be as narrow as is reasonably practicable with appropriate safeguards designed to prevent abuse of the exception. Any exception which is granted shall be reported to the Board of Directors at the next regularly scheduled meeting of the Directors.

                   LIST OF ACCESS PERSONS AT MONITOR CAPITAL



The following Monitor Capital employees are classified as 'Access Persons':

                          Dorothy Foggie
                          Nicole Hoffman
                          Sajey Kurumunda
                          Laurie Gaeta
                          Lynn Gibson

The following Monitor Capital employees are classified as 'Investment
Personnel':

                          None

The following Monitor Capital employees are classified as 'Portfolio Managers':

                          Jefferson Boyce
                          Stephen Killian
                          Jonathan Swaney
                          Francis Ok
                          Clark Maxam
                          Harvey Fram
                          Simon Liu

                            ANNUAL CERTIFICATION OF

        COMPLIANCE WITH THE CODE OF ETHICS FOR MONITOR CAPITAL ADVISORS



                 I, _______________________________, hereby certify that I have received Monitor Capital Advisors Code of Ethics and that I have read and understood the Code. I further certify that I am subject to the Code and have complied with each of the Code's provisions to which I am subject.


                                           -----------------------------------
                                           Name:
                                           Position:



Date:
       ----------------